UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 31, 2009
COINSTAR, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22555	94-3156448

(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation)	No.)	Identification No.)
1800 — 114th Avenue SE
BELLEVUE, WA 98004

(Address of principal executive offices and Zip Code)
Registrant’s telephone number, including area code: (425) 943-8000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-10.1
EX-10.2
EX-10.3
EX-10.4
EX-10.5
EX-10.6
EX-10.7
EX-10.8
EX-10.9
EX-99.1
EX-99.2

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Chief Executive Officer Resignation; Board Resignation; Transition Agreement
Pursuant to a previous announcement, David W. Cole retired from his position as Chief Executive Officer of Coinstar, Inc. (the “Company”) and from the Company’s Board of Directors (the “Board”) as of the end of March 31, 2009. The Company entered into a transition agreement as of March 31, 2009 with Mr. Cole under which he will receive payments totaling $500,000, payable in 24 equal semi-monthly installments beginning April 1, 2009, except that installments that would normally be paid in April 2009 through September 2009 will be accrued without interest and paid in October 2009. For a period of one year after March 31, 2009, Mr. Cole agrees to certain non-solicitation provisions. Mr. Cole also releases the Company against any claims that relate to his employment with the Company. In addition, options for 56,459 shares and 16,855 shares of restricted stock became vested on March 31, 2009, and all of Mr. Cole’s outstanding vested stock options will remain exercisable until June 30, 2010.
The foregoing description of Mr. Cole’s transition agreement is qualified in its entirety by reference to the full text of the agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Chief Financial Officer Resignation; Transition Agreement
On March 31, 2009, Brian V. Turner resigned from his position as Chief Financial Officer of the Company effective as of the end of May 31, 2009. The Company entered into a transition agreement as of March 31, 2009 with Mr. Turner under which Mr. Turner will continue to serve as Chief Financial Officer of the Company until May 31, 2009. The agreement provides that Mr. Turner will be entitled to the following benefits: (i) payments totaling $405,000, payable in 24 equal semi-monthly installments beginning June 1, 2009, except that installments that would normally be paid in June 2009 through December 2009 will be accrued without interest and paid at the first regular payroll date in January 2010; and (ii) a prorated cash bonus consistent with the 2009 executive incentive compensation program (to the extent applicable performance targets are met). In addition, (x) options for 35,510 shares and 11,019 shares of restricted stock will become vested on May 31, 2009; (y) unearned performance-based restricted stock will become vested prorata to the extent applicable performance targets are met; and (z) all of Mr. Turner’s vested stock options will remain outstanding until August 31, 2010. For a period of one year after May 31, 2009, Mr. Turner agrees to certain non-solicitation provisions. Mr. Turner also releases the Company against any claims that relate to his employment with the Company.
The foregoing description of Mr. Turner’s transition agreement is qualified in its entirety by reference to the full text of the agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Chief Executive Officer Appointment; Board Appointment; Amended and Restated Employment Agreement
As previously announced, on August 26, 2008, the Board appointed Paul D. Davis as the Company’s Chief Executive Officer effective as of April 1, 2009, to succeed Mr. Cole. On March 31, 2009, the Board appointed Mr. Davis as a member of the Board effective as of April 1, 2009, filling the vacancy left by Mr. Cole’s retirement.
Prior to becoming the Company’s Chief Executive Officer on April 1, 2009, Mr. Davis, age 52, acted as the Company’s Chief Operating Officer from April 2008 to March 2009. From February 2007 to March 2008, Mr. Davis was an independent consultant working with various consumer packaged goods and retail companies. From October 2004 to January 2007, Mr. Davis served as global chief executive of Kettle Foods Inc. (a producer of chips and other snack foods). Prior to that, he served as president and chief executive officer of Barilla America, Inc. (the U.S.-based division of The Barilla Group, a food producer) from February 2002 to October 2004. From March 1999 to October 2001, Mr. Davis served in executive positions at Starbucks Corporation (a publicly-held, specialty coffee retailer), including president, North American Operations from November 1999 to October 2001 and president, Consumer Products Unit from March 1999 to November 1999. From 1983 to 1999, Mr. Davis served in positions of increasing responsibility at Frito-Lay, a division of PepsiCo, Inc. (a food and beverage company), most recently as president of Hostess Frito-Lay Company, Canada.
The Company entered into an amended and restated employment agreement, dated as of April 1, 2009, with Mr. Davis (the “Davis Employment Agreement”). The Davis Employment Agreement amends and restates Mr. Davis’s previous employment agreement, as amended, with the Company, and includes the following material provisions:
•	The term of the arrangement continues until terminated pursuant to the Davis Employment Agreement.

•	Mr. Davis will be paid an annual base salary of $600,000 subject to possible increase at the discretion of the Compensation Committee of the Board (the “Compensation Committee”).

•	Mr. Davis is eligible for cash bonuses consistent with the existing program for executive officers, if performance targets applicable to such bonuses are met.

•	Mr. Davis will be entitled to participate in fringe benefit programs as provided from time to time.

•	Upon termination without cause (as defined in the Davis Employment Agreement), Mr. Davis will be entitled to (i) termination payments equal to 12 months annual base salary; (ii) any unpaid annual base salary that has accrued for services already performed as of the date of termination; (iii) any prorated cash bonus consistent with the existing program for executive officers (provided performance targets applicable for any such bonus are met); and (iv) Company payment of the premium for Mr. Davis’s and Mr. Davis’s spouse’s and dependent children’s COBRA continuation coverage under the Company’s group health plans for a period of up to 12 months.
As described above, Mr. Davis will be eligible for cash bonuses consistent with the existing program for executive officers, if performance targets applicable to such bonuses are met. Mr. Davis’s bonus opportunity for 2009 will be 60% of base salary.
The foregoing description of the Davis Employment Agreement is qualified in its entirety by reference to the full text of the Davis Employment Agreement, a copy of which is attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.
President and Chief Operating Officer Appointment; Employment Arrangement
On March 31, 2009, the Board appointed Gregg A. Kaplan as the Company’s President and Chief Operating Officer effective as of April 1, 2009, to succeed Mr. Davis.
Mr. Kaplan, age 39, served as Chief Executive Officer of Redbox Automated Retail, LLC (“Redbox”) from December 2005 to March 31, 2009. Redbox is currently a wholly-owned subsidiary of the Company. Before joining Redbox, Mr. Kaplan was leading the Redbox venture while serving as Senior Director of Strategy for McDonald’s Corporation (a global food service retailer) from September 2002 to November 2005 and as Director of Strategy from July 2001 to August 2002. Before that, Mr. Kaplan was a partner in Divine interVentures (a venture capital group specializing in business-to-business exchanges and infrastructure software opportunities) from 1999 to 2001. Prior to that, Mr. Kaplan served as Director of Interactive Marketing for Streamline.com (a web-based grocery delivery company) from 1996 to 1999. Mr. Kaplan holds a bachelor’s degree from the University of Michigan and a Master of Business Administration degree from the Harvard Business School.
Mr. Kaplan entered into an employment agreement with the Company, dated as of April 1, 2009 (the “Kaplan Employment Agreement”). The Kaplan Employment Agreement includes the following material provisions:
•	The term of the arrangement continues until terminated pursuant to the Kaplan Employment Agreement.

•	Mr. Kaplan will be paid an annual base salary of $430,000 subject to possible increase at the discretion of the Compensation Committee.

•	Mr. Kaplan is eligible for cash bonuses consistent with the existing program for executive officers, if performance targets applicable to such bonuses are met.

•	Mr. Kaplan will be entitled to participate in fringe benefit programs as provided from time to time.

•	Upon termination without cause (as defined in the Kaplan Employment Agreement), Mr. Kaplan will be entitled to (i) termination payments equal to 12 months annual base salary; (ii) any unpaid annual base salary that has accrued for services already performed as of the date of termination; (iii) any prorated cash bonus consistent with the existing program for executive officers (provided performance targets applicable for any such bonus are met); and (iv) Company payment of the premium for Mr. Kaplan’s and Mr. Kaplan’s spouse’s and dependent children’s COBRA continuation coverage under the Company’s group health plans for a period of up to 12 months.
Mr. Kaplan also entered into a Change of Control Agreement, dated as of April 1, 2009 (the “Kaplan Change of Control Agreement”). Pursuant to the terms of the Kaplan Change of Control Agreement, from the date during the Kaplan Change of Control Period on which a change of control (as defined in the Kaplan Change of Control Agreement) occurs until the date Mr. Kaplan is terminated pursuant to the terms of the Kaplan Change of Control Agreement (the “Kaplan Employment Period”), Mr. Kaplan’s authority, duties and responsibilities will be at least reasonably commensurate with the most significant of those held, exercised and assigned at any time during the 90-day period immediately preceding the date of the change of control. During the Kaplan Employment Period, Mr. Kaplan will be entitled to continued compensation and benefits at levels comparable to pre-change of control levels and reimbursement for all reasonable employment expenses. The “Kaplan Change of Control Period” is the period beginning on the date of the Kaplan Change of Control Agreement and ending on the date two years following notice from the Company that this coverage period has terminated.
Mr. Kaplan will be eligible to receive the following benefits if, during the Kaplan Employment Period, the Company terminates his employment other than for cause (as defined in the Kaplan Employment Agreement) or Mr. Kaplan terminates his employment for good reason (as defined in the Kaplan Change of Control Agreement):
•	any accrued but unpaid base salary,

•	a pro rata portion of Mr. Kaplan’s annual bonus for the year,

•	any compensation previously deferred by Mr. Kaplan (together with any accrued interest or earnings),

•	any accrued but unpaid vacation pay, and

•	an amount as separation pay equal to Mr. Kaplan’s annual base salary.
As described above, Mr. Kaplan will be eligible for cash bonuses consistent with the existing program for executive officers, if performance targets applicable to such bonuses are met. Mr. Kaplan’s bonus opportunity for 2009 will be 60% of base salary.
In addition, on March 19, 2009, the Compensation Committee approved a stock option grant to Mr. Kaplan to purchase 20,690 shares of the Company’s common stock, with an exercise price equal to the closing price of the Company’s common stock on the date of grant and vesting over a four-year period, subject to continued service. On March 19, 2009, the Compensation Committee approved a grant to Mr. Kaplan of 4,120 shares of time-based restricted stock that will vest over a four-year period, subject to continued service, and a grant of performance-based restricted stock with a target of 10,310 shares that, to the extent earned based on Company achievement of certain goals, will vest in three equal annual installments, subject to continued service.
The foregoing description of Mr. Kaplan’s employment arrangement is qualified in its entirety by reference to the full text of the Kaplan Employment Agreement and the Kaplan Change of Control Agreement, copies of which are attached as Exhibits 10.4 and 10.5, respectively, to this Current Report on Form 8-K and incorporated herein by reference.
Chief Financial Officer Appointment; Employment Arrangement
On March 31, 2009, the Board appointed John C. Harvey as the Company’s Chief Financial Officer, effective as of June 1, 2009, to succeed Mr. Turner. Mr. Harvey will continue serving as Redbox’s Chief Financial Officer until he takes over the position of Coinstar’s Chief Financial Officer on June 1, 2009.
Mr. Harvey, age 43, has served as Chief Financial Officer of Redbox Automated Retail, LLC since May 2008. Before joining Redbox, Mr. Harvey served as Executive Vice President and Chief Financial Officer of JetBlue Airways Corporation (a commercial airline) from May 2006 to November 2007, following a promotion from Senior Vice President of Corporate Finance and Treasurer, a position he had held since March 2006. Mr. Harvey served as JetBlue’s Vice President and Treasurer from 1999 to 2003 and then again from 2004 to 2006. Mr. Harvey left JetBlue in September 2003 to join SkyWorks Capital, LLC (an investment banking firm) as a Senior Vice President prior to rejoining JetBlue in January 2004. Prior to JetBlue, Mr. Harvey served as a Vice President and Senior Portfolio Manager of ABN AMRO Bank (an international bank), Senior Director of Corporate Finance at America West Airlines (a commercial airline) and in roles of increasing responsibility in the finance department of Southwest Airlines (a commercial airline). Mr. Harvey started his professional career at Arthur Young & Company, a predecessor company to Ernst & Young LLP (a public accounting firm), as an audit/tax accountant and holds a Bachelor of Business Administration, Accounting degree and a Master in Professional Accounting degree from the University of Texas at Austin. Mr. Harvey is a certified public accountant.
Mr. Harvey entered into an employment agreement with the Company, dated as of June 1, 2009 (the “Harvey Employment Agreement”). The Harvey Employment Agreement includes the following material provisions upon effectiveness:
•	The term of the arrangement continues until terminated pursuant to the Harvey Employment Agreement.

•	Mr. Harvey will be paid an annual base salary of $360,000 subject to possible increase at the discretion of the Compensation Committee.

•	Mr. Harvey will be eligible for cash bonuses consistent with the existing program for executive officers, if performance targets applicable to such bonuses are met.

•	Mr. Harvey will be entitled to participate in fringe benefit programs as provided from time to time.

•	Upon termination without cause (as defined in the Harvey Employment Agreement), Mr. Harvey will be entitled to (i) termination payments equal to 12 months annual base salary; (ii) any unpaid annual base salary that has accrued for services already performed as of the date of termination; (iii) any prorated cash bonus consistent with the existing program for executive officers (provided performance targets applicable for any such bonus are met); and (iv) Company payment of the premium for Mr. Harvey’s and Mr. Harvey’s spouse’s and dependent children’s COBRA continuation coverage under the Company’s group health plans for a period of up to 12 months.
Concurrent with the commencement of his employment as Chief Financial Officer of the Company, Mr. Harvey will enter into a Change of Control Agreement dated as of June 1, 2009 (the “Harvey Change of Control Agreement”). Pursuant to the terms of the Harvey Change of Control Agreement, from the date during the Harvey Change of Control Period on which a change of control (as defined in the Harvey Change of Control Agreement) occurs until the date Mr. Harvey is terminated pursuant to the terms of the Harvey Change of Control Agreement (the “Harvey Employment Period”), Mr. Harvey’s authority, duties and responsibilities will be at least reasonably commensurate with the most significant of those held, exercised and assigned at any time during the 90-day period immediately preceding the date of the change of control. During the Harvey Employment Period, Mr. Harvey will be entitled to continued compensation and benefits at levels comparable to pre-change of control levels and reimbursement for all reasonable employment expenses. The “Harvey Change of Control Period” is the period beginning on the date of the Harvey Change of Control Agreement and ending on the date two years following notice from the Company that this coverage period has terminated.
Mr. Harvey will be eligible to receive the following benefits if, during the Harvey Employment Period, the Company terminates his employment other than for cause (as defined in the Harvey Employment Agreement) or Mr. Harvey terminates his employment for good reason (as defined in the Harvey Change of Control Agreement):
•	any accrued but unpaid base salary,

•	a pro rata portion of Mr. Harvey’s annual bonus for the year,

•	any compensation previously deferred by Mr. Harvey (together with any accrued interest or earnings),

•	any accrued but unpaid vacation pay, and

•	an amount as separation pay equal to Mr. Harvey’s annual base salary.
As described above, Mr. Harvey will be eligible for cash bonuses consistent with the existing program for executive officers, if performance targets applicable to such bonuses are met. Upon effectiveness of his appointment to Chief Financial Officer, Mr. Harvey’s bonus opportunity for 2009 will be 60% of base salary.
In connection with Mr. Harvey’s appointment as Chief Financial Officer of Coinstar effective as of June 1, 2009, the Compensation Committee expects to approve a grant of a combination of stock options, time-based restricted stock awards and performance-based restricted stock awards to Mr. Harvey having an aggregate value of $150,000 on the date of grant (with the amount of each type of security to be determined as of such date).
The foregoing description of Mr. Harvey’s employment arrangement is qualified in its entirety by reference to the full text of the Harvey Employment Agreement and the Harvey Change of Control Agreement, copies of which are attached as Exhibits 10.6 and 10.7, respectively, to this Current Report on Form 8-K and incorporated herein by reference.
Transactions Relating to Messrs. Kaplan and Harvey
Pursuant to a Purchase and Sale Agreement (the “REEIP Purchase Agreement”) dated as of February 26, 2009 between the Company and Redbox Employee Equity Incentive Plan, LLC (the “REEIP”), the Company purchased the outstanding non-voting interests in Redbox held by the REEIP at a closing held on February 26, 2009 (the “Closing”). In connection with the REEIP Purchase Agreement, as a member of the REEIP, Mr. Kaplan received at the Closing 38,167 shares of the Company’s stock valued at $27.7433 per share and is entitled to receive additional consideration by October 30, 2009 in cash and/or shares of the Company’s stock valued between approximately $2.3 million and $2.7 million. In connection with the REEIP Purchase Agreement, as a member of the REEIP, Mr. Harvey received at the Closing 3,029 shares of the Company’s stock valued at $27.7433 per share and is entitled to receive additional consideration by October 30, 2009 in cash and/or shares of the Company’s stock valued between approximately $185,000 and $212,000. In addition, pursuant to the REEIP Purchase Agreement, Mr. Kaplan was entitled to receive an additional payment in cash and/or shares of the Company’s stock valued at up to approximately $2.6 million upon termination of his employment under certain circumstances within one year of the Closing and Mr. Harvey was entitled to receive an additional payment in cash and/or shares of the Company’s stock valued at up to approximately $982,000 upon termination of his employment under certain circumstances within one year of the Closing; however, Mr. Kaplan’s and Mr. Harvey’s rights to receive such additional payments will be terminated pursuant to the letter agreements described below. For additional information relating to the REEIP Purchase Agreement and the transactions discussed herein, see the information set forth in Items 1.01 and 8.01 of the Company’s Current Report on Form 8-K dated February 12, 2009 and the information set forth in Items 3.02 and 8.01 of the Company’s Current Report on Form 8-K dated February 26, 2009, which information is incorporated herein by reference.
The Company entered into a letter agreement with Mr. Kaplan dated as of April 1, 2009 (the “Kaplan Letter Agreement”). Pursuant to the Kaplan Letter Agreement, Mr. Kaplan releases the Company and its subsidiaries (including Redbox) (together, the “Company Parties”) from any claims arising in connection with any agreements, activities or arrangements with or relating to the

Company Parties, except for claims arising after the date of the Kaplan Letter Agreement. In addition, the Kaplan Letter Agreement confirms that the Compensation Committee has granted Mr. Kaplan cash payments to be made on the following dates subject to continuous employment with the Company: (a) through February 26, 2010, $1,667,979; (b) through February 26, 2011, $588,698; and (c) through February 26, 2012, $294,349 ((a), (b) and (c), collectively, the “Kaplan Cash Incentive”), except that the Kaplan Cash Incentive will fully vest and be payable without regard to his continued employment by the Company if the Company terminates Mr. Kaplan’s employment other than for “cause” (as defined in the Kaplan Employment Agreement) or Mr. Kaplan terminates his employment for “good reason” (as defined in the Kaplan Change of Control Agreement) before February 26, 2010. The Kaplan Letter Agreement also confirms that the Compensation Committee has granted Mr. Kaplan a stock option to purchase 92,053 shares of the Company’s common stock, with an exercise price equal to the closing price of the Company’s common stock on the date of grant and vesting over a four-year period, except that the option will become fully vested and exercisable if the Company terminates his employment other than for cause or Mr. Kaplan terminates his employment for good reason before February 26, 2010.
The Company entered into a letter agreement with Mr. Harvey dated as of April 1, 2009 (the “Harvey Letter Agreement”). Pursuant to the Harvey Letter Agreement, Mr. Harvey releases the Company Parties from any claims arising in connection with any agreements, activities or arrangements with or relating to the Company Parties, except for claims arising after the date of the Harvey Letter Agreement. In addition, the Harvey Letter Agreement confirms that the Compensation Committee has granted Mr. Harvey cash payments to be made on the following dates subject to continuous employment with the Company: (a) through February 26, 2010, $327,055; (b) through February 26, 2011, $327,055; and (c) through February 26, 2012, $327,055 ((a), (b) and (c), collectively, the “Harvey Cash Incentive”), except that the Harvey Cash Incentive will fully vest and be payable without regard to his continued employment by the Company if the Company terminates Mr. Harvey ‘s employment other than for “cause” (as defined in the Harvey Employment Agreement) or Mr. Harvey terminates his employment for “good reason” (as defined in the Harvey Change of Control Agreement) before February 26, 2010. The Harvey Letter Agreement also confirms that the Compensation Committee has granted Mr. Harvey a stock option to purchase 18,050 shares of the Company’s common stock, with an exercise price equal to the closing price of the Company’s common stock on the date of grant and vesting over a four-year period, except that the option will become fully vested and exercisable if the Company terminates his employment other than for cause or Mr. Harvey terminates his employment for good reason before February 26, 2010.
The foregoing descriptions of the Kaplan Letter Agreement and the Harvey Letter Agreement are qualified in their entirety by reference to the full text of such agreements, copies of which are attached as Exhibits 10.8 and 10.9, respectively, to this Current Report on Form 8-K and incorporated herein by reference.
In December 2005, the Company entered into an agency agreement with Redbox for a four-year term ending in December 2009. Under the agreement, Redbox engaged the Company as its exclusive broker within the United States to market and negotiate the sale and licensing of Redbox kiosks at grocery chains (with some exceptions based upon Redbox’s previously existing relationships with several grocery chains), drug stores, mass retailers and warehouse clubs. Each quarter, the agreement obligates Redbox to pay the Company a percentage of the net revenues received from the rental and sale of DVDs from each kiosk covered by the agreement (i.e., revenues minus applicable taxes, chargebacks, discounts, costs associated with the sale of DVDs, declined transactions and refunds). Redbox made total revenue sharing payments to the Company of $5.26 million in 2008 and of $1.80 million from January 1, 2009 to February 28, 2009.
In May 2007, Redbox issued a promissory note (the “Company Note”) to the Company in the principal amount of $10 million. The note has a three-year term, with no payments due during the first two years. In May 2009, if the note has not already been pre-paid in full, Redbox will be required to pay all accrued and unpaid interest under the note as of that date. Beginning in May 2009, Redbox will be required to make an interest payment on the first day of each three-month period following such date, with a final payment equal to the outstanding principal amount and all accrued and unpaid interest due and payable in May 2010. The note bears interest at a daily compounded rate equal to an annualized rate of approximately 11%. The note is pre-payable at any time with prior notice, subject to certain pre-payment fees. Redbox has made no payments to the Company under the Company Note, which currently remains outstanding.
On February 26, 2009, in connection with the closing of the Purchase and Sale Agreement with GetAMovie Inc. (“GAM”), the Company acquired right, title, and interest to a promissory note (the “GAM Note”) in the principal amount of $10 million issued to GAM by Redbox in May 2007 on substantially the same terms as the Company Note. Redbox has made no payments to GAM or the Company under the GAM Note, which currently remains outstanding.
Copies of the press releases announcing, among other things, the management changes described herein are attached as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description

10.1	Transition Agreement between Coinstar, Inc. and David W. Cole dated as of March 31, 2009

10.2	Transition Agreement between Coinstar, Inc. and Brian V. Turner dated as of March 31, 2009

10.3	Amended and Restated Employment Agreement, dated as of April 1, 2009, between Coinstar, Inc. and Paul D. Davis

10.4	Employment Agreement, dated as of April 1, 2009, between Coinstar, Inc. and Gregg A. Kaplan

10.5	Change of Control Agreement, dated as of April 1, 2009, between Coinstar, Inc. and Gregg A. Kaplan

10.6	Employment Agreement, dated as of June 1, 2009, between Coinstar, Inc. and John C. Harvey

Exhibit No.	Description

10.7	Form of Change of Control Agreement between Coinstar, Inc. and John C. Harvey

10.8	Letter Agreement, dated as of April 1, 2009, between Coinstar, Inc. and Gregg A. Kaplan

10.9	Letter Agreement, dated as of April 1, 2009, between Coinstar, Inc. and John C. Harvey

99.1	Press release dated April 6, 2009

99.2	Press release dated April 6, 2009

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COINSTAR, INC.
Date: April 6, 2009	By:	/s/ Donald R. Rench
Donald R. Rench
General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Transition Agreement between Coinstar, Inc. and David W. Cole dated as of March 31, 2009

10.2	Transition Agreement between Coinstar, Inc. and Brian V. Turner dated as of March 31, 2009

10.3	Amended and Restated Employment Agreement, dated as of April 1, 2009, between Coinstar, Inc. and Paul D. Davis

10.4	Employment Agreement, dated as of April 1, 2009, between Coinstar, Inc. and Gregg A. Kaplan

10.5	Change of Control Agreement, dated as of April 1, 2009, between Coinstar, Inc. and Gregg A. Kaplan

10.6	Employment Agreement, dated as of June 1, 2009, between Coinstar, Inc. and John C. Harvey

10.7	Form of Change of Control Agreement between Coinstar, Inc. and John C. Harvey

10.8	Letter Agreement, dated as of April 1, 2009, between Coinstar, Inc. and Gregg A. Kaplan

10.9	Letter Agreement, dated as of April 1, 2009, between Coinstar, Inc. and John C. Harvey

99.1	Press release dated April 6, 2009

99.2	Press release dated April 6, 2009